UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):     September 23, 2013

GLOBAL CASINOS, INC.
(Exact Name of Registrant as Specified in its Charter)

Utah	0-15415	87-0340206
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

1507 Pine Street, Boulder, CO  80302
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (303) 449-2100

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

ITEM 3.02      UNREGISTERED SALE OF EQUITY SECURITIES AND USE OF PROCEEEDS.

The following sets forth the information required by Item 701 of Regulation S-K with respect to the unregistered sales of equity securities by Global Casinos, Inc., a Utah corporation (the "Company"), completed on September 23, 2013.

1.

a.

Effective September 23, 2013, the Company sold an aggregate of $255,000 in Units of its Securities, each Unit consisting of a 10% Convertible Note (“Note”) and an aggregate of 63,750 Warrants to purchase common stock. The Units were offered at a price equal to the principal amount of the Note. The Offering was conducted on a best-efforts basis; there was no minimum offering and no escrow.

The Notes accrue interest at the rate of 10% per annum and are due and payable six (6) months following the issue date (the “Maturity Date”).  If the Notes are not paid on or before the Maturity Date, they will be convertible, at the option of the holder, into shares of common stock of the Company at a conversion price of $0.25 per share (the “Conversion Price”).  The Notes are unsecured.

Each Warrant is exercisable for fifteen (15) months from the date of issuance to purchase one share of Common Stock at an exercise price of $1.00 per share (the “Warrants”).  Investors will receive one Warrant for every $4.00 in principal amount of Note purchased.

b.

The Units were sold to ten (10) investors, each of whom qualified as an “accredited investor” within the meaning of Rule 501(c) of Regulation D.  The Common Stock and Warrants issued were “restricted securities” under the Securities Act of 1933, as amended and the certificate evidencing same bears the Company’s customary restrictive legend.

c.

The Company paid a sales commission to one broker-dealer in the amount $12,750 which is equal to five percent (5%) of the aggregate offering price of the securities sold. In addition, the Company granted to the Placement Agent 25,500 Warrants identical to the Warrants issuable to investors as part of the Units.

d.

The sale of the Securities was undertaken without registration under the Securities Act in reliance upon an exemption from the registration requirements of the Securities Act set forth in Rule 506 of Regulation D thereunder.  In addition, the Securities, which were taken for investment purposes and not for resale, were subject to restrictions on transfer.  We did not engage in any public advertising or general solicitation in connection with this transaction, and we provided the investor with disclosure of all aspects of our business, including providing the investor with our reports filed with the Securities and Exchange Commission and other financial, business and corporate information.  Based on our investigation, we believed that each accredited investor obtained all information regarding the Company that was requested, received answers to all questions posed and otherwise understood the risks of accepting our Securities for investment purposes.

e.

See paragraph 1(a) above

f.

The net proceeds from the sale of Units, after deducting the commission and expenses of the Offering, were $237,250 and will be used for general working capital.

ITEM 9.01:       EXHIBITS

(c)	Exhibit

Item	Title

4.1	Form of Unsecured Convertible Promissory Note
4.2	Form of Common Stock Purchase Warrant

SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Global Casinos, Inc. (Registrant)

Dated: September 25, 2013	__/s/ Clifford L. Neuman Clifford L. Neuman, President

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